ILM SENIOR LIVING, INC. GIVES NOTICE OF
                  TERMINATION OF FACILITIES LEASE AGREEMENT
                           AND MAKES DIVIDEND DECISION


FOR IMMEDIATE RELEASE:

      June 14, 2000, Tysons Corner, Virginia: ILM Senior Living, Inc. announced today that it has caused its subsidiary, ILM Holding, Inc., to deliver to ILM I Lease Corporation, an affiliate of ILM and ILM Holding, a notice stating that pursuant to the terms of the existing Facilities Lease Agreement, the agreement would terminate on the date of consummation of the pending merger of ILM with Capital Senior Living Corporation (NYSE: CSU). Subject to the satisfaction of certain conditions and the receipt of requisite approvals, consummation of the merger is expected to occur on or about July 30, 2000.

      ILM also announced that its Board of Directors has determined not to declare any dividends on shares of ILM's common stock for the remainder of Fiscal Year 2000. ILM cited transaction costs previously incurred and to be incurred through closing of the pending merger with Capital and the establishment of a reserve to fund the short-term operations of ILM's senior living communities if the merger with Capital is not consummated. ILM also announced that, should the merger not be consummated, its Board of Directors would reevaluate its dividend policy.

      ILM together with ILM II Senior Living, Inc. and their affiliates, own 13 senior living communities in nine states with a total resident capacity of 2,100 residents.

      If you have any questions regarding this press release, please call ILM, toll free at 1-888-257-3550.

                                    * * *

      THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" BASED ON OUR CURRENT EXPECTATIONS AND PROJECTIONS ABOUT FUTURE EVENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES WHICH COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR THOSE ANTICIPATED AND CERTAIN OF WHICH ARE BEYOND OUR CONTROL. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.